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                                                                   EXHIBIT 24(B)

                                    KEYCORP

                            SECRETARY'S CERTIFICATE

     I, Sheldon R. Hartman, hereby certify that I am the Assistant Secretary of KeyCorp, that the attached is a true and correct copy of a resolution duly adopted by the Board of Directors of KeyCorp at a meeting thereof duly called and held on March 16, 1995, at which meeting a quorum of the Board was present throughout, and that the resolution has not been rescinded or amended and is still in full force and effect.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and the seal of KeyCorp this 2nd day of August, 1995.

                                            /s/  SHELDON R. HARTMAN
                                            Sheldon R. Hartman
                                            Assistant Secretary
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Resolutions adopted by the Board of Directors of KeyCorp on March 16, 1995.

          RESOLVED, that Victor J. Riley, Jr. as Chairman of the Board and Chief Executive Officer of KeyCorp, Robert W. Gillespie, as President and Chief Operating Officer of KeyCorp, Roger Noall as Senior Executive Vice President and Chief Administrative Officer of KeyCorp, James W. Wert as Senior Executive Vice President and Chief Financial Officer of KeyCorp, Carter B. Chase as Executive Vice President, General Counsel and Secretary of KeyCorp, A. Jay Meyerson as Executive Vice President of KeyCorp, Andrew
     R. Tyson as Senior Vice President of KeyCorp, and Daniel R. Stolzer as Senior Managing Counsel of KeyCorp Management Company, or any other officer of KeyCorp, or of a subsidiary of KeyCorp, designated by any one of them (each an "Authorized Official"), each be and they hereby are authorized to submit an offer on behalf of KeyCorp, or any subsidiary thereof, and to enter into a definitive agreement for the acquisition of all or a portion of the stock, business or assets (by merger with KeyCorp or an existing or newly formed subsidiary thereof) of AutoFinance Group, Inc., a California corporation ("AFG"), by KeyCorp or a subsidiary of KeyCorp, in a transaction in which KeyCorp will issue its Common Shares, or a combination of its Common Shares and cash, having a value of up to $16.50 per share of AFG Common Stock (subject to a maximum issuance of .6 Common Shares and a minimum issuance of .5 Common Shares, of KeyCorp for each share of AFG Common Stock acquired for KeyCorp Common Shares), in payment to the shareholders of AFG, and with such other terms, conditions and exceptions as the Authorized Official may determine.

          RESOLVED, that each Authorized Official be and each of them hereby are severally authorized to execute such documents as may be necessary or desirable to effect such acquisition including, without limitation, to negotiate, execute and deliver an acquisition, merger, purchase and assumption or other agreement (an "Agreement") and such other employment, non-competition, option, voting and other agreements, in the case of all of the foregoing, in such form or forms and with such terms, conditions and exceptions as the Authorized Official may determine.

          RESOLVED, that each Authorized Official be and each of them hereby are severally authorized to establish a new subsidiary or use for this purpose an existing but nonoperating subsidiary of KeyCorp, and to make or cause to be made such contributions into KeyCorp subsidiaries of the acquired AFG stock and other assets and to take any and all other actions necessary or desirable to effectuate the transaction under the terms hereof.

          RESOLVED, that each Authorized Official be and each of them hereby are severally authorized and empowered for and in the name and on behalf of KeyCorp or any subsidiary of KeyCorp to execute and deliver pursuant to the laws of the United States and any state thereof applications for such approvals as may be necessary or desirable in order to acquire ownership and control of AFG or any portion of its assets and liabilities and its personnel, as the Authorized Official may determine.

          RESOLVED, that each Authorized Official be and each of them hereby are severally authorized to take such action and to execute such documents as may be necessary or desirable to prepare, execute, and file with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, a registration statement on Form S-4 (or such other form or forms as appropriate) including the prospectus/proxy statement, financial statements and any amendments and any post-effective amendments relating to the registration for public offering of the shares of KeyCorp Common Stock or any resale thereof.

          RESOLVED, that Carter B. Chase and Daniel R. Stolzer, and each of them, be appointed agents for service and attorney-in-fact of KeyCorp, with the powers conferred upon them as such agents and attorneys by the Securities Act of 1933, as amended, and the Rules and Regulations thereunder, including, without limitation, the authority to sign any registration statement and any and all amendments (including post-effective amendments) to the registration statement, prospectus/proxy statement and exhibits, and to file the same and all other documents in connection therewith with the SEC, with full power of substitution and resubstitution.
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          RESOLVED, that each Authorized Official be and each of them hereby are severally authorized, in the name and on behalf of KeyCorp, to execute and file such application or applications, and amendments and supplements thereto, and other papers, to pay any and all applicable listing fees, and take such other action as may be necessary or desirable to list the shares of KeyCorp Common Stock authorized for issuance hereby on the New York
     Stock Exchange, Inc. and on any other stock exchanges deemed appropriate by the Authorized Official.

          RESOLVED, that the proper officers of KeyCorp be and each of them hereby are severally authorized and directed to execute, seal, attest, acknowledge, and deliver such documents, applications and other instruments for the registration or qualification of the KeyCorp Common Stock as they may, upon advice of counsel, deem necessary or advisable in order to permit the distribution of such securities under the blue sky or securities laws of any state of the United States; and for this purpose, the proper officers of KeyCorp be and they each hereby are severally authorized and directed to execute, seal, attest, acknowledge and deliver in the name and on behalf of KeyCorp such consents to the service of process, issuer's covenants, powers of attorney and other documents; and each and every resolution required to be adopted by any legislation or law, or by order or regulation of any government, body, or agency in any state or jurisdiction wherein such securities may be registered, qualified or offered for sale shall be deemed to be, and the same hereby is, adopted, approved and confirmed.

          RESOLVED, that when the registration statement has been declared effective by the SEC and the shares of KeyCorp Common Stock have been duly registered or qualified for sale pursuant to the blue sky or securities laws of the several states wherein such registration or qualification is required, and upon consummation of the Agreement in accordance with its terms, the proper officers of KeyCorp be and each of them hereby are severally authorized and directed to issue the Common Shares of KeyCorp required to carry out the acquisition, AFG in accordance with the Agreement to be entered into by AFG and KeyCorp, with a par value of $1.00 each, each of such shares to be fully paid and nonassessable.

          RESOLVED, that any form of additional resolution appropriate to or required by law, regulation, or a regulatory agency in connection with the acquisition or the resolutions herein adopted, be and it hereby is adopted and that the Secretary or any Assistant Secretary of KeyCorp be and each of them hereby are severally authorized to certify as having been adopted by the Board of Directors, such form of authorizing resolution required in accordance with the foregoing, provided that a copy of each such form of resolution so certified shall be attached to this resolution.

          RESOLVED, that the proper officers of KeyCorp be and each of them hereby are severally authorized and directed in the name and on behalf of KeyCorp or any subsidiary thereof, or otherwise, to execute all such instruments, documents, and certificates and take all such further and other action in connection with the resolutions herein adopted as they may deem necessary, advisable or proper to effectuate the intents and purposes of these resolutions.

          RESOLVED, that pursuant to Section 1701.35 of the Ohio Revised Code and Article Fifth of KeyCorp's Amended Articles of Incorporation, James W. Wert as Chief Financial Officer of KeyCorp, Lee Irving as Treasurer of KeyCorp, and Eric Rasmussen as Senior Vice President of KeyCorp Management Company with responsibility for corporate treasury functions of KeyCorp (each, a "Designated Officer") be and each of them hereby are severally authorized from time to time to authorize the purchase in the open market or in negotiated transactions of all or a portion of the KeyCorp Common Shares that such Designated Officer anticipates will be issued pursuant to the terms of the Agreement.

          RESOLVED, that the authority granted by these resolutions to repurchase KeyCorp's Common Shares shall, to the extent not exercised, expire on the date 90 days after the consummation of the transactions contemplated by the Agreement.

          RESOLVED, that the Common Shares purchased pursuant to these resolutions shall be retained as treasury shares until such time as such Common Shares are issued for the purpose of fulfilling KeyCorp's obligations under the Agreement.
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          RESOLVED, that the Designated Officers be and each of them hereby are severally authorized to enter into such agreement with a third party or parties as are necessary to provide price protection, or reduce the cost to KeyCorp of the purchase of the Common Shares (or a portion thereof) for such period or periods as any of the Designated Officers determines necessary or advisable, including hedging or other transactions.

          RESOLVED, that the Designated Officers of KeyCorp be and each of them hereby are severally authorized to appoint such agents and to open brokerage accounts for and in the name of KeyCorp and to take any and all action necessary or advisable to carry out the provisions of the foregoing resolutions with respect to the purchase of KeyCorp Common Shares.